UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue West, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           Appointment of Principal Officer

(1)
On December 16, 2010, Security Federal Corporation (“Company”) and its financial institution subsidiary, Security Federal Bank (“Bank”), appointed J. Chris Verenes as Chief Executive Officer of the Bank.  Mr. Verenes was also appointed as Chairman of the Bank’s Board of Directors.  Mr. Verenes has served as a Director of the Company and the Bank since 2002 and was appointed President of the Bank in 2004.

There are no family relationships between Mr. Verenes and any director or other executive officer of the Company or the Bank.  Mr. Verenes has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission (“SEC”).

(2)
On December 16, 2010, the Company and the Bank appointed Frank M. Thomas, Jr. as President of the Bank.  Prior to his appointment as President, Mr. Thomas had served as Executive Vice President of the Bank since 2007.  Mr. Thomas has been employed by the Bank since 1994 and has served in positions of increasing responsibility during his 16 years of employment at the Bank.

There are no family relationships between Mr. Thomas and any director or other executive officer of the Company or the Bank.  Mr. Thomas has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the SEC.

The appointments are effective January 1, 2011.  For further information concerning these appointments, see  the Company's press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d)           On December 16, 2010, the Boards of Directors of the Company and the Bank appointed H. Odell Weeks, Jr. to their respective Boards of Directors effective January 1, 2011.  Mr. Weeks previously served as a Director of the Company and the Bank from 1978 until his retirement on April 1, 2008.  Mr. Weeks is an Insurance Broker and Business Development Officer with Hutson-Etherredge Companies, a position he has held since May 1995.  Prior to that, Mr. Weeks was President and Chief Executive Officer of Lyon, Croft, Weeks & Hunter Insurance Agency from May 1965 to May 1995.

There are no family relationships between Mr. Weeks and any director or other executive officer of the Company and the Bank and he was not appointed as a director pursuant to any arrangement or understanding with any person. Mr. Weeks has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the SEC.

It is anticipated that Mr. Weeks will serve on the Executive, Compensation, Proxy and Nominating Committees of the Company’s Board of Directors.

For further information concerning Mr. Weeks’ appointment, see the Company's press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On December 16, 2010, the Company’s Board of Directors determined to increase the size of its Board of Directors from nine to ten members in connection with the appointment of H. Odell Weeks, Jr. to the Company’s and the Bank’s Boards of Directors.  A copy of the Company’s amended and restated bylaws are attached hereto as Exhibit 3.2.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed herewith and this list shall constitute the exhibit index.

3.2	Amended and Restated Bylaws of Security Federal Corporation
99.1	Press release dated December 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: December 28, 2010	By:	/s/Timothy W. Simmons
Timothy W. Simmons
President and Chief Executive Officer